Ibotta Reports Third Quarter 2024 Financial Results

Grew revenue by 16% year-over-year to $98.6 million and non-GAAP revenue by 19%

Grew redemption revenue by 28% year-over-year and non-GAAP redemption revenue by 32%

Generated net income of $17.2 million, representing net income as a percent of revenue of 17%, and Adjusted EBITDA of $36.5 million, representing a 37% Adjusted EBITDA margin

Generated year-to-date cash from operating activities of $93.9 million and free cash flow of $86.3 million

DENVER, November 13, 2024 (Globe Newswire) -- Ibotta, Inc. (NYSE: IBTA), which operates the largest digital promotions network in North America, today announced financial results for the third quarter ended September 30, 2024.

“Our strong third quarter results were a function of the continued growth of our digital promotions network,” said Ibotta CEO and founder, Bryan Leach. “Ibotta is focused on delivering incremental sales efficiently for our brand partners, particularly as many CPGs are looking for ways of offsetting year-over-year declines in market share.”

Third Quarter 2024 Financial Highlights:

•Total revenue of $98.6 million, representing year-over-year growth of 16%. Excluding a one-time breakage benefit of $2.1 million in the third quarter of 2023, non-GAAP revenue growth was 19%.
•Total redemption revenue of $84.5 million, an increase of 28% year-over-year. Excluding a one-time D2C redemption revenue breakage benefit of $2.1 million in the third quarter of 2023, non-GAAP redemption revenue growth was 32%.
•During the quarter, the IPN had 15.3 million redeemers, compared to 9.4 million redeemers in the third quarter of 2023, an increase of 63% year-over-year. The primary driver of year-over-year growth was the expansion of the Walmart program (which initially launched in the third quarter of 2022 to members of Walmart’s paid membership program, Walmart+) to all Walmart customers with a Walmart.com account in the third quarter of 2023.
•Increased redemptions to 97.4 million, compared to 67.9 million in the third quarter of 2023, an increase of 43% year-over-year.
•Generated net income of $17.2 million, representing net income as a percent of revenue of 17%, and adjusted net income of $31.4 million, representing adjusted net income as a percent of revenue of 32%.
•Delivered Adjusted EBITDA of $36.5 million, representing an Adjusted EBITDA margin of 37%.

•Generated cash from operating activities of $39.5 million and free cash flow of $36.7 million.
•Repurchased 0.3 million shares for a total of $15.6 million at an average price per share of $56.77, exclusive of immaterial broker commissions and legal costs.

The following table summarizes the Company’s consolidated financial results for the three and nine months ended September 30, 2024 and 2023:

	Three months ended September 30,			Nine months ended September 30,
	2024	2023	% Change	2024	2023	% Change
	(in thousands, except per share figures and percentages)
GAAP Results
Redemption revenue	$84,485	$66,007	28%	$226,425	$165,981	36%
Revenue	$98,621	$85,287	16%	$268,874	$220,363	22%
Net income (loss)	$17,239	$8,413	105%	$(7,430)	$19,471	(138)%
Net income (loss) per share, diluted	$0.51	$0.31	65%	$(0.34)	$0.73	(147)%
Net income (loss) as a percent of revenue	17%	10%		(3)%	9%

Non-GAAP Results
Non-GAAP redemption revenue	$84,485	$63,887	32%	$226,425	$153,291	48%
Non-GAAP revenue	$98,621	$83,167	19%	$268,874	$207,673	29%
Adjusted EBITDA	$36,519	$24,139	51%	$84,452	$49,850	69%
Adjusted EBITDA margin	37%	28%		31%	23%
Adjusted net income	$31,409	$19,167	64%	$66,666	$36,580	82%
Adjusted net income per share, diluted	$0.94	$0.71	32%	$2.71	$1.37	98%

The following table summarizes the Company’s performance metrics for the three and nine months ended September 30, 2024 and 2023:

	Three months ended September 30,			Nine months ended September 30,
	2024	2023	% Change	2024	2023	% Change
	(in thousands, except per share figures and percentages)
Performance Metrics
Redemptions:
Direct-to-consumer redemptions	31,571	37,884	(17)%	87,819	105,034	(16)%
Third-party publisher redemptions	65,795	29,972	120%	161,728	57,296	182%
Total redemptions	97,366	67,856	43%	249,547	162,330	54%
Redeemers:
Direct-to-consumer redeemers	1,909	2,117	(10)%	1,879	2,002	(6)%
Third-party publisher redeemers	13,378	7,234	85%	11,946	4,448	169%
Total redeemers	15,287	9,351	63%	13,825	6,449	114%
Redemptions per redeemer:
Direct-to-consumer redemptions per redeemer	16.5	17.9	(8)%	46.7	52.5	(11)%
Third-party publisher redemptions per redeemer	4.9	4.1	20%	13.5	12.9	5%
Total redemptions per redeemer	6.4	7.3	(12)%	18.0	25.2	(29)%
Redemption revenue per redemption:
Direct-to-consumer redemption revenue per redemption	$1.05	$1.15	(9)%	$1.12	$1.18	(5)%
Third-party publisher redemption revenue per redemption	$0.78	$0.75	4%	$0.79	$0.74	7%
Total redemption revenue per redemption	$0.87	$0.97	(10)%	$0.91	$1.02	(11)%

Note that certain figures shown above may not recalculate due to rounding.

Third Quarter 2024 Business Highlights:

•Enabled digital offers at Schnuck Markets Inc. (Schnucks) and subsequent to quarter end, integrated our offers with Schnucks’ electronic shelf labels. Ibotta and Schnucks began collaborating on research and development initiatives related to novel ways of delivering personalized savings to consumers.
•During the quarter, Ibotta and Instacart entered into a multi-year strategic partnership to bring Instacart customers savings on their groceries.
•Subsequent to quarter-end, we began testing and piloting digital offers on Instacart properties. We continue to expect that we will be fully launched by the end of the year.

Financial Guidance:

Fourth quarter 2024 outlook summary:

•Revenue of $100 - $106 million, a year-over-year increase of 4% at the midpoint on a non-GAAP basis excluding the breakage benefit during the fourth quarter of 2023.
•Adjusted EBITDA of $30 - $34 million, representing a margin of 31% at the midpoint.

Guidance for Adjusted EBITDA is earnings before interest (income) expense, net, provision for (benefit from) income tax, and depreciation and amortization, and excludes stock-based compensation, change in fair value of derivative, loss on debt extinguishment, and other expense, net. We have not reconciled Adjusted EBITDA to GAAP net income because we do not provide guidance on GAAP net income and would not be able to present the various reconciling cash and non-cash items between the GAAP and non-GAAP financial measures since certain items that impact these measures are uncertain or out of our control, or cannot be reasonably predicted, including share-based compensation expense, without unreasonable effort. The actual amounts of such reconciling items could have a significant impact on the Company's GAAP net income.

Use of Non-GAAP Financial Information

Included within this press release are the non-GAAP financial measures of non-GAAP revenue, non-GAAP redemption revenue, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income as a percent of revenue, adjusted diluted net income per share and free cash flow that supplement the condensed financial statements of the Company prepared under generally accepted accounting principles (GAAP). The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please see the accompanying tables for reconciliations of these non-GAAP financial measures to their nearest GAAP equivalents.

Non-GAAP revenue and non-GAAP redemption revenue exclude the breakage benefit. Adjusted EBITDA is earnings before interest (income) expense, net, provision for (benefit from) income tax, and depreciation and amortization, and excludes stock-based compensation, change in fair value of derivative, loss on debt extinguishment, and other expense, net. Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percent of revenue. Adjusted net income excludes stock-based compensation, loss on debt extinguishment, change in fair value of derivative, and the related income tax effects. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments). Adjusted diluted net income per share is calculated as adjusted net income divided by diluted weighted average common shares outstanding. Free cash flow is defined as cash provided by operating activities, less additions to property and equipment and capitalization of software development costs.

The Company's management believes that these non-GAAP measures can assist investors in evaluating the Company's operational trends, financial performance, and cash-generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures versus their nearest GAAP equivalents. Other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

Third Quarter 2024 Financial Results Webcast and Conference Call Details

When:	Wednesday, November 13, 2024 at 2:30 p.m. MT/ 4:30 p.m. ET
Live Call:	US/Canada: 877-405-1211; International: +1 215-268-9896
Webcast:	ir.ibotta.com
Audio replay:	An audio replay of the call will be available beginning about two hours after the call. To listen to the replay in the United States please dial 877-660-6853 (replay code 13749717). Outside of the United States, please dial 201-612-7415.

Key Business Terms and Notes

Ibotta Performance Network (IPN): An AI-enabled technology platform that allows CPG brands to deliver digital promotions to consumers via a network of publishers, in a coordinated fashion and on a fee-per-sale basis.

One-time Breakage Benefit: On the Company’s balance sheet, the Company has a user redemption liability balance that is an accumulation of direct-to-consumer redeemers’ account balances net of estimated breakage. Consumers’ accounts that have no activity for six months are considered inactive and charged a $3.99 per month maintenance fee (i.e., breakage) until the balance is reduced to zero or new activity ensues. Every month the user redemption liability increases by the amount credited to D2C redeemers for redemptions and is offset by D2C redeemer cash outs, actual inactivity maintenance fees, and estimated breakage. The Company estimates breakage at the time of user redemption and reduces the user redemption liability accordingly. In 2023, the Company made an update to fix a software error to correctly charge maintenance fees to all inactive D2C redeemers on a go-forward basis. This change resulted in a short-term benefit to U.S. GAAP revenue in 2023. For the three and nine months ended September 30, 2023, the breakage benefit to revenue totaled $2.1 million and $12.7 million, respectively. There was no breakage benefit associated with the three and nine months ended September 30, 2024.

Redeemers: A consumer who has redeemed at least one digital offer within the quarter. If a consumer were to redeem on more than one publisher during that period, they would be counted as multiple redeemers. Year-to-date redeemers are calculated as the average of current year quarter-to-date redeemers.

Redemptions: A verified purchase of an item qualifying for an offer by a client on the IPN.

Redemption Revenue: The Company’s customers promote their products and services to consumers through cash back offers on the IPN. The Company earns a fee per redemption, which is recognized in the period in which the redemption occurred. The Company may also charge fees to set up a redemption campaign which are deferred and recognized over the average duration of historical redemption campaigns.

About Ibotta ("I bought a...")

Ibotta (NYSE: IBTA) is a leading performance marketing platform allowing brands to deliver digital promotions to over 200 million consumers through a network of publishers called the Ibotta Performance Network (IPN). The IPN allows marketers to influence what people buy, and where and how often they shop – all while paying only when their campaigns directly result in a sale. American shoppers have earned over $2.0 billion through the IPN since 2012. The largest tech IPO in history to come out of Colorado, Ibotta is headquartered in Denver, and is continually listed as a top place to work by The Denver Post and Inc. Magazine.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements relating to expectations concerning matters that are not historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding our expectation that we will be fully launched on Instacart by the end of the year, and the Company’s financial guidance, such as revenue and Adjusted EBITDA. When words such as “believe,” “expect,” “anticipate,” “will”, “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s relatively limited operating history, which makes it difficult to evaluate the Company’s business and prospects, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These and other factors are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof, except as required by law.

Ibotta, Inc.
CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Revenue	$98,621	$85,287	$268,874	$220,363
Cost of revenue(1)	12,172	10,777	34,970	31,671
Gross profit	86,449	74,510	233,904	188,692
Operating expenses(1):
Sales and marketing(2)	27,761	37,639	105,908	81,449
Research and development	16,285	12,391	47,452	36,306
General and administrative	20,631	12,109	62,493	38,180
Depreciation and amortization	1,065	1,501	3,096	3,015
Total operating expenses	65,742	63,640	218,949	158,950
Income from operations	20,707	10,870	14,955	29,742
Interest income (expense), net	4,436	(1,556)	5,303	(4,773)
Loss on debt extinguishment	—	—	(9,630)	—
Other expense, net	(16)	(1,511)	(3,132)	(3,252)
Income before (provision for) benefit from income taxes	25,127	7,803	7,496	21,717
(Provision for) benefit from income taxes	(7,888)	610	(14,926)	(2,246)
Net income (loss)	$17,239	$8,413	$(7,430)	$19,471
Net income (loss) per share:
Basic	$0.56	$0.94	$(0.34)	$2.19
Diluted	$0.51	$0.31	$(0.34)	$0.73
Weighted average common shares outstanding:
Basic	30,663,263	8,960,311	21,909,949	8,887,966
Diluted	33,567,489	26,830,524	21,909,949	26,629,394

(1)Amounts include stock-based compensation expense as follows (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Cost of revenue	$476	$151	$999	$504
Sales and marketing(2)	4,347	9,627	34,777	10,749
Research and development	2,447	523	7,036	1,560
General and administrative	6,405	474	20,525	1,546
Total stock-based compensation expense	$13,675	$10,775	$63,337	$14,359

(2)Stock-based compensation expense included in sales and marketing includes common stock warrant expense of $2.2 million and $27.1 million recognized during the three and nine months ended September 30, 2024, respectively, and $9.1 million recognized during the three and nine months ended September 30, 2023.

Ibotta, Inc.
CONDENSED BALANCE SHEETS
(In thousands)

	September 30, 2024	December 31, 2023
	(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$341,274	$62,591
Accounts receivable, net	227,792	226,439
Prepaid expenses and other current assets	6,992	9,314
Total current assets	576,058	298,344
Property and equipment, net	2,057	2,541
Capitalized software development costs, net	15,437	12,844
Equity investment	4,531	4,531
Other long-term assets	183	1,530
Total assets	$598,266	$319,790
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,251	$8,937
Due to third-party publishers	96,337	73,155
Deferred revenue	4,756	2,628
User redemption liability	80,032	84,531
Accrued expenses	18,500	24,582
Other current liabilities	3,596	4,317
Total current liabilities	211,472	198,150
Long-term liabilities:
Long-term debt, net	—	64,448
Convertible notes derivative liability	—	25,400
Other long-term liabilities	8,836	3,864
Total liabilities	220,308	291,862
Redeemable convertible preferred stock	—	—
Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Class A common stock	—	—
Class B common stock	—	—
Additional paid-in capital	610,263	237,116
Treasury stock	(15,687)	—
Accumulated deficit	(216,618)	(209,188)
Total stockholders' equity	377,958	27,928
Total liabilities, redeemable convertible preferred stock, and stockholders' equity	$598,266	$319,790

Ibotta, Inc.
CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Nine months ended September 30,
	2024	2023
Operating activities
Net (loss) income	$(7,430)	$19,471
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	6,160	5,749
Impairment of capitalized software development costs	437	130
Stock-based compensation expense	36,253	5,307
Common stock warrant expense	27,084	9,052
Credit loss expense	1,217	441
Loss on extinguishment of debt	9,630	—
Amortization of debt discount and issuance costs	1,036	2,475
Change in fair value of convertible notes derivative liability	3,085	3,200
Other	36	51
Changes in assets and liabilities:
Accounts receivable	(2,561)	(63,270)
Other current and long-term assets	(977)	472
Accounts payable	188	826
Due to third-party publishers	23,182	26,215
Accrued expenses	(5,926)	(2,773)
Deferred revenue	2,128	955
User redemption liability	(4,499)	(7,936)
Other current and long-term liabilities	4,887	(1,317)
Net cash provided by (used in) operating activities	93,930	(952)
Investing activities
Additions to property and equipment	(655)	(372)
Additions to capitalized software development costs	(7,001)	(5,871)
Maturities of short-term investments	—	27,900
Net cash (used in) provided by investing activities	(7,656)	21,657
Financing activities
Proceeds from exercise of stock options	7,649	1,154
Proceeds from initial public offering, net	206,692	—
Deferred offering costs	(5,972)	(4)
Purchase of treasury stock	(15,611)	—
Taxes paid related to net share settlement of equity awards	(246)	—
Other financing activities	(103)	—
Net cash provided by financing activities	192,409	1,150
Net change in cash and cash equivalents	278,683	21,855
Cash and cash equivalents, beginning of period	62,591	17,818
Cash and cash equivalents, end of period	$341,274	$39,673

The following table disaggregates the Company’s direct-to-consumer and third-party publishers revenue by redemption and ad & other revenue:

Supplemental Revenue Detail

	Three months ended September 30,			Nine months ended September 30,
	2024	2023	% Change	2024	2023	% Change
	(in thousands, except percentages)
Direct-to-consumer revenue
Redemption revenue	$33,144	$43,620	(24)%	$98,426	$123,421	(20)%
Ad & other revenue	14,136	19,280	(27)%	42,449	54,382	(22)%
Total direct-to-consumer revenue	47,280	62,900	(25)%	140,875	177,803	(21)%
Third-party publishers revenue
Redemption revenue	51,341	22,387	129%	127,999	42,560	201%
Ad & other revenue	—	—	—%	—	—	—%
Total third-party publishers revenue	51,341	22,387	129%	127,999	42,560	201%
Total
Redemption revenue	84,485	66,007	28%	226,425	165,981	36%
Ad & other revenue	14,136	19,280	(27)%	42,449	54,382	(22)%
Total revenue	$98,621	$85,287	16%	$268,874	$220,363	22%

Non-GAAP Financial Metrics
(In thousands, except shares, per share amounts, and percentages)
The following tables show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release:

Reconciliation of Adjusted EBITDA

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Net income (loss)	$17,239	$8,413	$(7,430)	$19,471
Add (deduct):
Interest (income) expense, net	(4,436)	1,556	(5,303)	4,773
Depreciation and amortization	2,137	2,494	6,160	5,749
Stock-based compensation	13,675	10,775	63,337	14,359
Change in fair value of derivative	—	1,500	3,085	3,200
Loss on debt extinguishment	—	—	9,630	—
Provision for (benefit from) income taxes	7,888	(610)	14,926	2,246
Other expense, net	16	11	47	52
Adjusted EBITDA	$36,519	$24,139	$84,452	$49,850
Revenue	$98,621	$85,287	$268,874	$220,363
Net income (loss) as a percent of revenue	17%	10%	(3)%	9%
Adjusted EBITDA margin	37%	28%	31%	23%

Reconciliation of Adjusted Net Income

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Net income (loss)	$17,239	$8,413	$(7,430)	$19,471
Stock-based compensation	13,675	10,775	63,337	14,359
Loss on debt extinguishment	—	—	9,630	—
Change in fair value of derivative	—	1,500	3,085	3,200
Adjustment for income taxes	495	(1,521)	(1,956)	(450)
Adjusted net income	$31,409	$19,167	$66,666	$36,580
Revenue	$98,621	$85,287	$268,874	$220,363
Adjusted net income as a percent of revenue	32%	22%	25%	17%

Weighted average common shares outstanding, diluted	33,567,489	26,830,524	21,909,949	26,629,394
Net income (loss) per share, diluted	$0.51	$0.31	$(0.34)	$0.73

Adjusted weighted average common shares outstanding, diluted	33,567,489	26,830,524	24,598,956	26,629,394
Adjusted net income per share, diluted	$0.94	$0.71	$2.71	$1.37

Non-GAAP Financial Metrics
(In thousands, except shares, per share amounts, and percentages)
Reconciliation of Non-GAAP Revenue

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Revenue	$98,621	$85,287	$268,874	$220,363
Breakage benefit	—	(2,120)	—	(12,690)
Non-GAAP revenue	$98,621	$83,167	$268,874	$207,673

Reconciliation of Non-GAAP Redemption Revenue

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Redemption revenue	$84,485	$66,007	$226,425	$165,981
Breakage benefit	—	(2,120)	—	(12,690)
Non-GAAP redemption revenue	$84,485	$63,887	$226,425	$153,291

Reconciliation of Free Cash Flow

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$39,544	$(2,023)	$93,930	$(952)
Additions to property and equipment	(302)	(170)	(655)	(372)
Additions to capitalized software development costs	(2,565)	(2,311)	(7,001)	(5,871)
Free cash flow	$36,677	$(4,504)	$86,274	$(7,195)

Contact

Corporate Communications
Hilary O’Byrne, hilary.obyrne@ibotta.com

Investor Relations
Shalin Patel, shalin.patel@ibotta.com